Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Byte Holdings LP

Address of Joint Filer:	c/o BYTE Acquisition Corp.
445 Park Avenue, 9th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director by Deputization

Issuer Name and Ticker or Trading Symbol:	BYTE Acquisition Corp. [BYTS]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2023

Name of Joint Filer:	Byte Holdings GP Corp.

Address of Joint Filer:	c/o BYTE Acquisition Corp.
445 Park Avenue, 9th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	BYTE Acquisition Corp. [BYTS]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2023

Name of Joint Filer:	Vadim Komissarov

Address of Joint Filer:	c/o BYTE Acquisition Corp.
445 Park Avenue, 9th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	Director, 10% Owner

Issuer Name and Ticker or Trading Symbol:	BYTE Acquisition Corp. [BYTS]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2023

Name of Joint Filer:	Kobi Rozengarten

Address of Joint Filer:	c/o BYTE Acquisition Corp.
445 Park Avenue, 9th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	Director, Officer (Executive Chairman), 10% Owner

Issuer Name and Ticker or Trading Symbol:	BYTE Acquisition Corp. [BYTS]

Date of Event Requiring Statement:
(Month/Day/Year):	03/27/2023